EXHIBIT 3(a)

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               LENNAR CORPORATION

The undersigned authorized officer of Lennar Corporation (the "Corporation"), a Delaware corporation, certifies as follows:

         1. The Corporation's present name is Lennar Corporation. The Corporation was originally incorporated under the name of Pacific Classic Corporation on September 6, 1991.

         2. This amended and restated Certificate of Incorporation has been duly adopted by the Shareholders of Lennar Corporation in accordance with Section 242 and Section 245 of the Delaware General Corporation Law. This amended and restated Certificate of Incorporation amends, restates and integrates the Corporation's Certificate of Incorporation.

         3. The effective time of this amended and restated Certificate of Incorporation shall be April 28, 1998.

         4. The Certificate of Incorporation, as amended and restated herein, shall at the effective time of this amended and restated Certificate of Incorporation of the Corporation, read as follows:


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                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               LENNAR CORPORATION

                                   ARTICLE I.

                                      NAME

            The name of this Corporation shall be Lennar Corporation.

                                   ARTICLE II.

                     REGISTERED OFFICE AND REGISTERED AGENT

         The name and address of this Corporation's registered agent in the State of Delaware, County of New Castle, is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware.

                                  ARTICLE III.

                               NATURE OF BUSINESS

         The general nature of the business and activities to be transacted and carried on by this Corporation are as follows:

         (a) To purchase or otherwise acquire, or obtain the use of and to hold, own, maintain, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of or turn to account lands and leaseholds and any interest, estates and rights in real property and any personal or mixed property, and any rights, licenses and privileges appurtenant to such property; to erect, construct, make, improve and operate or aid or subscribe toward the erection, construction, making, improvement and operation of any and all plants, factories, buildings, warehouses, agencies, depots, offices, houses, equipment and facilities whatsoever in connection with its property or which may appertain to or appear necessary, useful,


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convenient or appropriate in connection with any of its business or the business of any corporation, association, co-partnership or individual in which the Corporation shall be in any manner interested.

         (b) To acquire by purchase, gift, devise, bequest or otherwise, to manufacture or construct, to own, use, hold and develop, to dispose of by sale, exchange or otherwise, to lease, mortgage, pledge, assign and generally to deal in and with real and personal property of every sort and description, services, goodwill, franchises, inventions, patents, copyrights, trademarks, trade names and licenses, and interests of any sort in any such property.

         (c) To enter into and perform contracts of every sort and description, with any person, firm, association, corporation, municipality, county, state, nation or other body politic, or with any colony, dependency or agency of any of the foregoing.

         (d) To issue, execute, deliver, endorse, buy, sell, draw, accept and discount notes, drafts, letters of credit, checks and other bills of exchange and other evidences of indebtedness.

         (e) To borrow money, to lend money and extend credit, without limit in either case as to amount, in such amounts as the Board of Directors may from time to time determine, to guarantee and act as surety with respect to the debts of any other person, firm, association or corporation without regard to the interest of this Corporation in any debt so guaranteed or assured or in such other person, firm, association or corporation; and to secure any direct or contingent indebtedness of the Corporation by the execution and delivery of mortgages, pledges, assignments, transfers in trust or other instruments appropriate for encumbering any or all of the property of the Corporation, or any interest therein.

         (f) To acquire, by purchase, merger or otherwise, all or any part of the goodwill, rights, property and business of any person, firm, association or corporation, in connection therewith to assume liabilities of any person, firm, association, or corporation, and, in consideration of any such acquisition, to pay cash, to deliver stock, bonds, other securities, or property of any other kind.

         (g) To issue, execute, deliver, guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge, assign and otherwise deal in and with shares of capital stock, bonds, debentures, other evidences of indebtedness and any and all other securities of any description created, issued or delivered


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by this Corporation or by any other corporation, association, person or firm of the State of Delaware or of any other state or nation, and, while owner thereof, to exercise, to the extent permitted by law, all the rights, powers and privileges of ownership including, without limitation, the right to vote stock or other securities having voting rights as attributes.

         (h) In general, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         (i) To perform every act necessary or proper for the accomplishment of the objects and purposes enumerated or for the protection and benefit of the Corporation.

         (j) The objects and purposes specified in the foregoing clauses of this Article shall, unless expressly limited, not be limited or restricted by reference to, or inference from, any provision in this or any other Article of this Certificate of Incorporation, shall be regarded as independent objects and purposes and shall be construed as powers as well as objects and purposes.

                                   ARTICLE IV.

                                      STOCK

         The total authorized number of shares of stock of the Corporation is 130,500,000 shares. Of these, 100,000,000 shares are classified as Common Stock, par value $.10 per share, 30,000,000 shares are classified as Class B Common Stock, par value $.10 per share and 500,000 shares are classified as Preferred Stock, par value $10.00 per share, except that if at any time after shares of Class B Common Stock are issued, there no longer are any outstanding shares of Class B Common Stock, the authorization to issue Class B Common Stock will terminate and after that time the shares of stock the Corporation is authorized to issue will be 130,000,000 shares of Common Stock, par value $.10 per share, and 500,000 shares of Preferred Stock, par value $10.00 per share, and the Company will file a Certificate of Amendment to its Certificate of Incorporation or a restated Certificate of Incorporation showing the change in the authorized stock.

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         The description of the classes of stock and the relative rights, voting power, preferences and restrictions of the shares of each class which are fixed by the Certificate of Incorporation and the express grant of authority to the Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors") to fix by resolution or resolutions the dividend rate, the redemption price, the liquidation price, the conversion rights, if any, and the sinking or purchase fund rights of shares of any class or of any series of any class or the number of shares constituting any series of any class are as follows:

                                 PREFERRED STOCK

         (a) The 500,000 shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such relative rights, voting power, preferences and restrictions as are stated herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided.

         (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article, to authorize from time to time the issuance of one or more series of Preferred Stock, and with respect to each series to fix or alter from time to time as to shares then unallotted, by resolution or resolutions providing for the issuance of such series:

                  (1) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                  (2) The dividend rate or rates to which shares of such series shall be entitled; the restrictions, conditions and limitations upon the payment of such dividends; whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall be cumulative and the dates on which such dividends if declared shall be payable;

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                  (3) The manner of selecting shares for redemption, the
         redemption price and the manner of redemption and the effect thereof;

                  (4) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary;

                  (5) The obligation, if any, of the Corporation to maintain a purchase, retirement or sinking fund for shares of such series and the provisions with respect thereto;

                  (6) The terms and conditions of the rights, if any, of the holders of such series to convert such shares into shares of Common Stock of the Corporation;

                  (7) The terms and conditions of the rights, if any, of the holders of shares of such series to vote such shares;

                  (8) Any other rights, preferences, powers and restrictions not inconsistent with applicable law or the provisions hereof.

         (c) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. All series of Preferred Stock shall be of equal rank and be identical in all respects, except as permitted by the foregoing provisions of paragraph (b) of this Article.

         (d) The holders of the Preferred Stock of each series shall be entitled to receive such dividends in cash, when and as declared by the Board of Directors, to be paid out of earned surplus or out of paid-in surplus or out of net earnings legally available for the payment thereof, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions. No dividends, whether in cash or property, shall be paid or declared, nor shall any distribution be made, in any year on the Common Stock unless and until all the full dividends on the Preferred Stock of all series required to be paid in that year have been paid or declared, and if declared, a sum sufficient for the



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payment thereof has been set apart. In addition so long as there shall be outstanding any shares of Preferred Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issuance of such series, no dividends, whether in cash or property shall be paid or declared, nor shall any distribution be made on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless the full cumulative dividends on the Preferred Stock of all series entitled to cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared, and if so declared, a sum sufficient for the payment thereof set apart, and the Corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for a purchase, retirement or sinking fund, if any, for the Preferred Stock of all series for the then current year and all defaults, if any, in complying with any such purchase, retirement or sinking fund requirements in respect of previous years shall have been made good. The foregoing provisions of this Paragraph shall not, however, apply to a dividend payable in Common Stock or to the acquisition of shares of Common Stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock. Accruals of dividends shall not bear interest.

         (e) The holders of the Preferred Stock of each series shall be entitled in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to be paid as a liquidating dividend, before any distribution or payment is made to the holders of any Common Stock, the amount per share provided for in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series. When such payments shall have been made in full to the holders of the Preferred Stock, they shall have no further rights in respect of their shares or the assets of the Corporation. If upon any liquidation or dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the shares of Preferred Stock of all series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts


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payable in respect of the Preferred Stock of all series were paid in full.
Neither the statutory merger nor consolidation of the Corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the Corporation, nor a sale transfer or lease of all or any part of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

         (f) The Corporation at the option of the Board of Directors may at any time redeem the whole or from time to time may redeem any part of any series of Preferred Stock for the consideration provided in and in accordance with the terms and conditions of the resolution or resolutions of the Board of Directors authorizing such series.

         (g) At all meetings of Stockholders of the Corporation, each holder of record of Preferred Stock shall have such voting rights, if any, as may be provided in resolutions adopted by the Board of Directors providing for the issuance of each series.

                      COMMON STOCK AND CLASS B COMMON STOCK

         (a) Voting Rights and Powers.

         With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, (1) the holders of the outstanding shares of the Common Stock and the holders of the outstanding shares of Class B Common Stock will vote together without regard to class, (2) each holder of record of Common Stock will be entitled to one vote for each share of Common Stock held in his name, and (3) each holder of record of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock held in his name, except that (i) any amendment to this Certificate of Incorporation which would change the number of authorized shares, the par value or the voting rights of, the restriction on dividends upon, or any other provision of this Certificate of Incorporation relating to, the Common Stock or the Class B Common Stock, in addition to being adopted as required by law, must be approved by holders of a majority of the shares of Common Stock which vote with regard to the amendment; and (ii) in addition to any other vote required by this Certificate of

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Incorporation, the Corporation's by laws, by any rule of any securities exchange or otherwise, any merger, consolidation or other business combination involving the Corporation shall require the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock (other than the Class B Common Stock), voting as a single class, unless the type and amount of the consideration received by the holder of a share of Common Stock in such transaction is the same as that received by a holder of a share of Class B
Common Stock; provided, however that if stockholders are given the right to elect among differing kinds of consideration in such business combination, the foregoing requirement will be deemed satisfied if the holders of shares of Common Stock are given the same rights of election (including without limitation proration rights) as the holders of shares of Class B Common Stock.

         (b) Dividends and Distributions.

                  (1) Cash Dividends. The cash dividends paid with regard to a share of Class B Common Stock in a calendar year may not be more than 90% of the cash dividends paid with regard to a share of Common Stock in that calendar year.

                  (2) Other Dividends and Distributions. Each dividend or distribution made to the holders of Common Stock or Class B Common Stock (other than cash dividends) will be distributable to the holders of the Common Stock and the Class B Common Stock without regard to class, except that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, the stock distributed with respect to the Common Stock will be additional shares of Common Stock and the stock distributed with respect to the Class B Common Stock will be additional shares of Class B Common Stock.

         (c) Restrictions on Transfer of the
             Class B Common Stock.

                  (1) Permitted Transferees. No beneficial owner of shares of Class B Common Stock (a "Class B Stockholder") may transfer shares of Class B Common Stock, whether by sale, assignment, gift, bequest or otherwise, except to a Permitted Transferee of that

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         Class B Stockholder. A "Permitted Transferee" of a Class B Stockholder
         is (i) the Class B Stockholder's spouse; (ii) a parent or lineal descendant (including an adopted child) of a parent of the Class B Stockholder, or the spouse of a lineal descendant of a parent of the Class B Stockholder; (iii) a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, the Class B Stockholder, or a trustee, guardian or custodian for a Permitted Transferee of the Class B Stockholder; (iv) the trustee of a trust (including a voting trust) for the benefit of the Class B Stockholder and (v) a corporation, partnership or other entity of which the Class B Stockholder and Permitted Transferees of the Class B Stockholder are the beneficial owners of a majority in voting power of the equity. For the purpose of this Paragraph a "beneficial owner" of Class B Common Stock is a person who, or entity which, has or shares the power to direct the voting or disposition of the Class B Common Stock.

                  (2) Impermissible Transfer Void. Any purported transfer of Class B Common Stock other than to a Permitted Transferee will be void and will not be recognized by the Corporation. The Corporation may, as a condition to the registration of a transfer of Class B Common Stock to a purported Permitted Transferee, require such affidavits or other proof as the Corporation deems necessary to establish that the transferee is a Permitted Transferee.

                  (3) Legend on Stock Certificates. Each certificate representing Class B Common Stock will bear a legend referring to the restrictions on transfer of the Class B Common Stock.

                  (4) Registered Owner. Each share of Class B Common Stock will be registered in the name of the beneficial owner of the share and not in "street name" or the name of a nominee.

         (d) Issuance of Class B Common Stock.

                  (1) Initial Issuance. Upon the merger of Lennar Corporation ("Old Lennar") with and into the Corporation (the "Merger") in accordance with a Plan and Agreement of Merger


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         dated June 10, 1997, (the "Merger Agreement") between the Corporation
         (the name of which at that date was Pacific Greystone Corporation) and Old Lennar, each share of Class B Common Stock, par value $.10 per share, of Old Lennar which is outstanding immediately before the Merger becomes effective is being converted into and becoming one share of Class B Common Stock of the Corporation.

                  (2) Subsequent Issuance. The Corporation may not issue any shares of Class B Common Stock, except (i) as provided in Paragraph
         (d)(1) or (ii) as a dividend or distribution as provided in Paragraph
         (b)(2).

         (e) Conversion of Class B Common
             Stock into Common Stock.

         A Class B Stockholder may at any time convert shares of Class B Common Stock into a like number of shares of Common Stock by surrendering the certificates representing the shares of Class B Common Stock to be converted (or representing a greater number of shares of Class B Common Stock) to the Company accompanied by a request that all or a specified number of the shares of Class B Common Stock represented by the certificates be converted into Common Stock. Once Class B Common Stock has been converted into Common Stock, the Common Stock may not be reconverted into Class B Common Stock.

         (f) Termination of Class Rights and Powers.

         If at any time the number of outstanding shares of Class B Common Stock is less than 10% of the outstanding shares of Common Stock and Class B Common Stock taken together, the Class B Common Stock will automatically be converted into, and become for all purposes, shares of Common Stock. After the Class B Common Stock is converted into Common Stock as provided in this paragraph, the Company may issue certificates which represent Common Stock in exchange for certificates which represented Class B Common Stock. However, the automatic conversion of Class B Common Stock into Common Stock will be effective whether or not certificates are exchanged.

         (g) Other Rights.

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         Except as otherwise provided in this Certificate of Incorporation, or provided by law, each share of Common Stock and each share of Class B Common Stock will have identical powers, preferences and rights, including rights in liquidation, and copies of all reports and other communications which are sent by the Corporation to the holders of the Common Stock must also be sent to the holders of the Class B Common Stock.

                                   ARTICLE V.

                               NUMBER OF DIRECTORS

         The business of this Corporation shall be managed by a Board of Directors consisting of not fewer than three, and not more than fifteen, persons, the exact number to be determined from time to time in accordance with the By-Laws. The Board of Directors will be divided into three classes, each of which will have the highest whole number of directors obtained by dividing the number of directors constituting the whole Board by three, with any additional directors allocated, one to a class, to the classes designated by the Board of Directors.

         The directors of each class will serve for a term of three years, and until their successors are elected and qualified, or with regard to any director until that director's earlier death or resignation, except that as to directors elected at the first annual meeting of stockholders at which directors are elected in classes, the term of directors of one class will expire at the annual meeting of Stockholders following the first annual meeting at which directors are elected in classes and the term of directors of a second class will expire at the second annual meeting of stockholders following the first annual meeting at which directors are elected in classes. If there is a vacancy in any class of directors, including a vacancy because of a newly created directorship, the person elected to fill that vacancy will serve until the next election of the directors of that class and until that person's successor is elected and qualified.

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith


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or which involve intentional misconduct or a knowing violation of law, (iii)
under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.

                                   ARTICLE VI.

                                    OFFICERS

         The Corporation shall have a President, a Vice-President, a Secretary and a Treasurer, and may have such other officers and agents as are prescribed by the By-Laws or determined by the Board of Directors. A person may hold more than one office except that the President may not also be the Secretary or an Assistant Secretary.

                                  ARTICLE VII.

                                     BY-LAWS

         The Board of Directors shall adopt By-Laws for the Corporation. The By-Laws may be amended, altered or repealed by the stockholders or Directors in any manner permitted by the By-Laws.

                                  ARTICLE VIII.

                                    AMENDMENT

         The Certificate of Incorporation may be amended in any manner now or hereafter provided for by law and all rights conferred upon stockholders hereunder are granted subject to this reservation.

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                                   ARTICLE IX.

                         TRANSACTIONS IN WHICH DIRECTORS
                           OR OFFICERS ARE INTERESTED

         (a) No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

                  (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

         (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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                                   ARTICLE X.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) The Corporation shall indemnify any person who is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have


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been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under Sections (a) and (b) of this Article (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested Directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) by the Stockholders.

         (e) Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section (d) of this Article upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

         (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or


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disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Signed on April 28, 1998

                                          /s/ BRUCE GROSS
                                          --------------------------------------
                                        Vice President and Chief
                                           Financial Officer


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